Exhibit 10.1
RESIGNATION AGREEMENT AND RELEASE

This Resignation Agreement and Release (“Agreement”) is made by and between E. Lynne Kelley, M.D. (“Employee”) and X4 Pharmaceuticals, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Employee was employed by the Company;

WHEREAS, Employee signed an Executive Employment Agreement, dated April 22, 2019, as modified by that certain X4 Pharmaceuticals, Inc. Severance Plan addended to the Executive Employment Agreement (the “Severance Plan”), and amended by that certain Amendment to Executive Employment Agreement, dated March 5, 2020 (collectively, as amended, the “Employment Agreement”);
WHEREAS, Employee resigned from employment with the Company effective April 3, 2020 (the “Resignation Date”); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Employee may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment with or separation from the Company.

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:

COVENANTS

1.Consideration. In consideration of Employee’s execution of this Agreement and Employee’s fulfillment of all of its terms and conditions, and provided that Employee does not revoke the Agreement under Section 6 below, the Company agrees as follows:

a.Payment. The Company agrees to pay Employee a total of Four Hundred Ten Thousand Dollars ($418,201.00), at the rate of Thirty-Four Thousand Eight Hundred Fifty Dollars and Ten Cents ($34,850.10) per month, less applicable withholding, for twelve (12) months from the first regular payroll date following the Effective Date (as defined below), in accordance with the Company’s regular payroll practices.

b.COBRA. If Employee properly and timely elects to continue Employee’s coverage under the Company’s medical, vision and/or dental insurance plans in accordance with the continuation requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company agrees to pay, on Employee’s behalf, on a monthly basis, the total amount of premiums required to continue such coverage (which will be inclusive of premiums for Employee’s eligible dependents for such coverage as in effect immediately prior to the Resignation Date, provided that such dependents continue to be eligible for such coverage during the applicable payment period) beginning the day immediately following the Resignation Date and ending upon the earliest of (i) the end of the twelve (12) month period following the Resignation Date, (ii) the expiration of Employee’s eligibility for such coverage pursuant to COBRA, and (iii) the date Employee becomes eligible to enroll for coverage under a health, dental, or vision insurance plan of a subsequent employer. Employee agrees to immediately notify the Company if Employee becomes eligible to enroll for coverage under a health, dental, or vision insurance plan of a subsequent employer. After the date any subsidized COBRA ends, and pursuant to COBRA, Employee may continue such coverage for the remainder of the COBRA continuation period, at Employee’s own expense. Employee understands and acknowledges that if Employee elects to continue medical coverage through COBRA and later chooses to terminate COBRA coverage prior to the expiration of the applicable COBRA period, such action shall not constitute a special enrollment event for purposes of a government health insurance exchange, and as a result, early termination of COBRA coverage could leave Employee uninsured and subject to tax penalties for failing to maintain medical insurance. The Company will not be held responsible for any penalties or charges Employee incurs for Employee’s failure to obtain medical insurance. For purposes of this Section 1b, any applicable insurance premiums that are paid by the Company will not include any amounts payable by Employee under an Internal Revenue Code Section 125 health care reimbursement plan, which amounts, if any, are the sole responsibility of Employee.

c.Equity. On April 24, 2019, the Company granted Employee an option to purchase 37,170 shares of its Common Stock (the “Option”). As of the Resignation Date, Employee will not be vested in any of the shares that are subject to the Option. If Employee signs this Agreement, Employee will become vested in 9,292 shares, effective as of the date immediately prior to the Resignation Date. The Company shall take all actions necessary in order to provide that the Option shall be exercisable with respect to the vested shares at any time until the date 12 months after the Resignation Date. The Option will expire with respect to the vested shares on the date 12 months after the Resignation Date, and it expired with respect to the remaining unvested shares on the Resignation Date. Employee acknowledges that, by the original terms of the Option, no additional shares would have vested. In all other respects, the Stock Option Agreement dated April 24, 2019 between Employee and the Company will remain in full force and effect, and Employee agrees to remain bound by that Stock Option Agreement. Employee acknowledges and agrees that she has no rights to the Company’s capital stock except as described in this Section 1c.

d.Executive Outplacement Services. The Company agrees to pay for outplacement services to be provided by Essex Partners (the “Outplacement Services”). The Outplacement Services will commence after the Effective Date and shall continue for a period of twelve (12) months after the commencement date of the Outplacement Services.

e.Resignation. The Company acknowledges that Employee resigned from Employee’s employment with the Company. Employee shall direct any inquiries by potential future employers, or entities requesting information about Employee’s employment and resignation from the Company, to Dr. Paula Ragan, who shall affirm that Employee resigned from her role as Chief Medical Officer to pursue other opportunities and on good terms.

f.General. Employee acknowledges that without this Agreement, Employee is otherwise not entitled to the consideration listed in this Section 1.

2.Accrued Paid Time Off and Salary. The Company paid Employee all accrued and unused vacation days (13.75 days) that Employee earned through the Resignation Date, subject to standard payroll deductions and withholdings. The Company also paid Employee $32,169.32, an amount reflecting all accrued salary (minus standard payroll deductions and withholdings) through the Resignation Date. Employee received these payments regardless of whether Employee signs this Agreement on the Resignation Date. Employee acknowledges that these payments fully satisfy the Company’s obligation to Employee regarding the payment of Employee’s accrued salary and benefits.

3.Benefits. Employee’s health insurance benefits shall cease on the last day of the month in which the Resignation Date occurs, subject to Employee’s right to continue Employee’s health insurance under COBRA or comparable state law, if applicable. Employee’s participation in all benefits and incidents of employment, including, but not limited to, vesting in stock options, and the accrual of bonuses, vacation, and paid time off, ceased as of the Resignation Date.

4.Payment of Salary and Receipt of All Benefits. Employee acknowledges and represents that, other than the consideration set forth in this Agreement, the Company and its agents have paid or provided all salary, wages, bonuses, accrued vacation/paid time off, notice periods, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Employee. Employee acknowledges and agrees that Employee has not vested in any stock, restricted stock, or stock options and is not otherwise entitled to any stock, restricted stock, stock options, or other Company equity.
5.Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, professional employer organization or co-employer, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”). Employee, on Employee’s own behalf and on behalf of Employee’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including, without limitation:
a.any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

b.any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c.any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

d.any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Uniformed Services Employment and Reemployment Rights Act; the Massachusetts Fair Employment Practices Act (M.G.L. c. 151B); the Massachusetts Equal Rights Act; the Massachusetts Equal Pay Act; the Massachusetts Privacy Statute; the Massachusetts Sick Leave Law; the Massachusetts Civil Rights Act; the Massachusetts Payment of Wages Act (M.G.L. c. 149 sections 148 and 150); the Massachusetts Overtime regulations (M.G.L. c. 151 sections 1A and 1B); the Massachusetts Meal Break regulations (M.G.L. c. 149 sections 100 and 101);

e.any and all claims for violation of the federal or any state constitution;

f.any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g.any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

h.any and all claims for attorneys’ fees and costs.

Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release claims that cannot be released as a matter of law, including any Protected Activity (as defined below). This release does not extend to any right Employee may have to unemployment compensation benefits or workers’ compensation benefits. Employee represents that Employee has made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this Section 5.

6.Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that Employee is waiving and releasing any rights Employee may have under the Age Discrimination in Employment Act of 1967, as amended ("ADEA"), against the Releasees, and that this waiver and release is knowing and voluntary. Employee agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that Employee has been advised by this writing that: (a) Employee should consult with an attorney prior to executing this Agreement; (b) Employee has twenty-one (21) days within which to consider this Agreement; (c) Employee has seven (7) days following Employee’s execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Employee signs this Agreement and returns it to the Company in less than the 21-day period identified above, Employee hereby acknowledges that Employee has freely and voluntarily chosen to waive the time period allotted for considering this Agreement. Employee acknowledges and understands that revocation must be accomplished by a written notification to the undersigned Company representative that is received prior to the Effective Date. The Parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.

7.No Pending or Future Lawsuits. Employee represents that Employee has no lawsuits, claims, or actions pending in Employee’s name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Employee also represents that Employee does not intend to bring any claims on Employee’s own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

8.Application for Employment. Employee understands and agrees that, as a condition of this Agreement, Employee shall not be entitled to any employment with the Company, and Employee hereby waives any right, or alleged right, of employment or re-employment with the Company. Employee further agrees not to apply for employment with the Company and not otherwise pursue an independent contractor or vendor relationship with the Company.

9.Confidentiality. Each Party agrees to maintain in complete confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as “Separation Information”). Except as required by law, Employee may disclose Separation Information only to Employee’s immediate family members, the Court in any proceedings to enforce the terms of this Agreement, Employee’s counsel, and Employee’s accountant and any professional tax advisor to the extent that they need to know the Separation Information in order to provide advice on tax treatment or to prepare tax returns, and must prevent disclosure of any Separation Information to all other third parties. Each Party agrees that it will not publicize, directly or indirectly, any Separation Information.

10.Trade Secrets and Confidential Information; Company Property; Non-Solicitation. Employee acknowledges and agrees that all patent rights, copyright rights, trade secret rights, trademark rights, sui generis database rights and all other intellectual and industrial property rights of any sort throughout the world relating to any and all inventions (whether or not patentable), technologies, works of authorship, software, designs, know-how, ideas, data and other information and work products that were made, conceived, reduced to practice or obtained, in whole or in part, by Employee, and that arose out of Employee’s employment with the Company (collectively, “Inventions”) and all other financial, business, legal and technical information (including, without limitation, the identity of and information relating to customers, prospects, vendors, affiliates and employees) that Employee developed, learned or obtained in connection with her employment with the Company, or that are received by or for Company in confidence, constitute “Proprietary Information.” Employee agrees to hold in strict confidence, and exercise all reasonable precautions to not disclose or use any Proprietary Information. However, Proprietary Information will not include information that Employee can document is or becomes readily publicly available without restriction through no fault of Employee. Employee acknowledges that the Company owns all right, title and interest in the Inventions. Employee agrees that during the 18 month period following the Effective Date, Employee will not encourage or solicit any employee, contractor or consultant of the Company to leave the Company for any reason. Employee specifically acknowledges and agrees that any violation of the restrictive covenants in this Section 10 shall constitute a material breach of this Agreement. Employee’s signature below constitutes Employee’s certification under penalty of perjury that Employee has returned all documents and other items provided to Employee by the Company, developed or obtained by Employee in connection with Employee’s employment with the Company, or otherwise belonging to the Company, including, but not limited to, all passwords to any software or other programs or data that Employee used in performing services for the Company.

11.No Third Party Cooperation. Employee agrees that Employee will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or as related directly to the ADEA waiver in this Agreement. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall not speak about the matter except if required to by law.

12.Cooperation with the Company. Employee agrees that Employee will assist and cooperate with the Company in connection with the defense or prosecution of any claim that may be made against or by the Company or any Releasees, or in connection with any ongoing or future investigation or dispute or claim of any kind involving the Company, including meeting with the Company’s counsel, any proceeding before any arbitral, administrative, judicial, legislative, or other body or agency, including testifying in any proceeding to the extent such claims, investigations or proceedings relate to services performed or required to be performed by Employee, pertinent knowledge possessed by Employee, or any act or omission by Employee. Employee further agrees to perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Section 12. The Company agrees to reimburse Employee for all reasonable out-of-pocket expenses incurred in order for Employee to comply with the covenants set forth in this Section 12.

13.Nondisparagement. Each of the Parties agrees to refrain from any disparagement, defamation, libel, or slander of the other Party, and agrees to refrain from any tortious interference with the contracts and relationships of any of the other Party, including, but not limited to, anonymous or named reviews, tweets, posts, or other comments published on the Internet. Each of the Parties affirms that it has not disparaged the other Party through the Effective Date. Employee agrees that, by no later than the Effective Date, Employee shall delete or otherwise remove any and all disparaging public comments or statements that Employee made prior to the Effective Date about or relating to the Company (if any), including, but not limited to, comments in online forums or on websites (including, but not limited to, Facebook, Glassdoor, Yelp, and LinkedIn). Employee shall direct any inquiries by potential future employers to the Company’s human resources department, which shall use its best efforts to provide only the Employee’s last position and dates of employment. Either Parties’ violation of this provision shall be a material breach of this Agreement.

14.Breach. In addition to the rights provided in the “Attorneys’ Fees” section below, Employee acknowledges and agrees that any material breach of this Agreement, unless such breach constitutes a legal action by Employee challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA shall entitle the Company immediately to recover and/or cease providing the consideration provided to Employee under this Agreement and to obtain damages, except as provided by law, provided, however, that the Company shall not recover One Hundred Dollars ($100.00) of the consideration already paid pursuant to this Agreement and such amount shall serve as full and complete consideration for the promises and obligations assumed by Employee under this Agreement. Except where Employee is determined by a court of competent jurisdiction to have acted with gross negligence, willful misconduct or fraud, Company agrees that in no event shall the damages obtainable by the Company for a breach of this Agreement by Employee exceed Four Hundred Ten Thousand Dollars ($418,201.00).

15.No Admission of Liability. Employee understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party.

16.Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

17.ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN SUFFOLK COUNTY, BEFORE THE JUDICIAL ARBITRATION AND MEDIATION SERVICE (“JAMS”) UNDER ITS COMPREHENSIVE ARBITRATION RULES (“JAMS RULES”) AND MASSACHUSETTS LAW. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH MASSACHUSETTS LAW, AND THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL MASSACHUSETTS LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH MASSACHUSETTS LAW, MASSACHUSETTS LAW SHALL TAKE PRECEDENCE. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY HALF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES AGREE THAT PUNITIVE DAMAGES SHALL BE UNAVAILABLE IN ARBITRATION. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.

18.Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that Employee has the capacity to act on Employee’s own behalf and on behalf of all who might claim through Employee to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

19.Protected Activity. Employee understands that nothing in this Agreement shall in any way limit or prohibit Employee from engaging for a lawful purpose in any Protected Activity, provided, however, that Employee agrees not to seek or accept any monetary award from such a proceeding (except with respect to proceedings before the Securities and Exchange Commission). For purposes of this Agreement, “Protected Activity” shall mean filing a charge, complaint, or report with, or otherwise communicating with, cooperating with or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”), or discussing the terms and conditions of Employee’s employment with others to the extent expressly permitted by Section 7 of the National Labor Relations Act. Employee understands that in connection with such Protected Activity, Employee is permitted to disclose documents or other information to Government Agencies as permitted by law, and without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Employee agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company Proprietary Information to any parties other than the relevant Government Agencies. Employee further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications, and that any such disclosure without the Company’s written consent shall constitute a material breach of this Agreement. In addition, pursuant to the Defend Trade Secrets Act of 2016, Employee is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

20.No Representations. Employee represents that Employee has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement. Employee acknowledges that there has been an opportunity to negotiate the terms of this Agreement and that the Agreement will not be interpreted as an employer promulgated agreement.

21.Waiver. No Party shall be deemed to have waived any right, power or privilege under this Agreement or any provisions hereof unless such waiver shall have been duly executed in writing and delivered to the Party to be charged with such waiver. The failure of any Party at any time to insist on performance of any of the provisions of this Agreement shall in no way be construed to be a waiver of such provisions, nor in any way to affect the validity of this Agreement or any part hereof. No waiver of any breach of this Agreement shall be held to be a waiver of any other subsequent breach.

22.Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

23.Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

24.Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company, including the Employment Agreement.
25.No Oral Modification. This Agreement may only be amended in a writing signed by Employee and the Company’s Chief Executive Officer.

26.Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, without regard for choice-of-law provisions. Employee consents to personal and exclusive jurisdiction and venue in the Commonwealth of Massachusetts.

27.Effective Date. Employee understands that this Agreement shall be null and void if not executed by Employee, and returned to the Company, within the twenty-one (21) day period set forth above. Each Party has seven (7) days after that Party signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Employee signed this Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Effective Date”).

28.Counterparts. This Agreement may be executed in counterparts and each counterpart shall be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. The counterparts of this Agreement may be executed and delivered by facsimile, photo, email PDF, Docusign/Echosign or a similarly accredited secure signature service, or other electronic transmission or signature. This Agreement may be executed in one or more counterparts, and counterparts may be exchanged by electronic transmission (including by email), each of which will be deemed an original, but all of which together constitute one and the same instrument.

29.Voluntary Execution of Agreement. Employee understands and agrees that Employee executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Employee’s claims against the Company and any of the other Releasees. Employee acknowledges that:
a.Employee has read this Agreement;
b.Employee has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Employee’s own choice or has elected not to retain legal counsel;
c.Employee understands the terms and consequences of this Agreement and of the releases it contains; and
d.Employee is fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

E. LYNNE KELLEY, M.D., an individual
Dated:	3/18/2020	/s/ Lynne Kelley
E. Lynne Kelley, M.D.

X4 PHARMACEUTICALS, INC.
Dated:	3/18/2020	By /s/ Paula Ragan
Paula M. Ragan
Chief Executive Officer